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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                   8X8, INC.

     8X8, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That, by written consent of the Board of Directors of said corporation as of April 18, 2000, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing its officers to submit said amendments to the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation's Amended and Restated Certificate of Incorporation be amended to change the name of the Corporation to Netergy Networks, Inc. and to increase the number of authorized shares of Common Stock;

          NOW, THEREFORE, BE IT RESOLVED, that Article I of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

          "I. The name of this corporation is Netergy Networks, Inc. (the "Corporation")."

          RESOLVED FURTHER, that the first paragraph of Article?IV of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

          "IV. This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this
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          corporation shall have authority to issue is 100,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000."

                    RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendments to the stockholders of the Corporation for consideration thereof; and

                    RESOLVED FURTHER, that, following approval of the foregoing amendments by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation's Amended and Restated Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

          SECOND: That, thereafter, by written consent of the holders of more than 50% of the issued and outstanding shares of Common Stock and Special Voting Stock, voting together as a single class, of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, 8X8, INC. has caused this certificate to be signed by
David M. Stoll, its Chief Financial Officer, Vice President and Secretary this 14th day of August, 2000.

                                        8X8, Inc.

                                    By: /s/ DAVID M. STOLL
                                        ---------------------------------------
                                        David M. Stoll
                                        Chief Financial Officer, Vice President
                                        and Secretary